UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

+44 141 548 8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.01   OTHER EVENTS

On February 2, 2015 and February 4, 2015 respectively HCI Viocare (the “Company”) issued news releases disclosing the filing of two patent applications with the UK patent office

The first patent, based on additional in-house development of the “Insole” intellectual property (IP) acquired by the Company in 2014, relates to the Company’s pressure sensing system technology, which supports the development of very low cost, flexible and scalable pressure sensing devices in a range of sectors including wearable devices, Prosthetics & Orthotics, medical devices (e.g. for the diabetic foot), and automotive health and safety.

The second patent, also based on additional development of the “Insole” IP relates to the Company’s ground-breaking shear sensing system technology, which is supports the development of low cost, flexible and scalable sensor systems in a range of sectors including wearable devices, medical devices (e.g. diabetic foot), Prosthetics & Orthotics and automotive health and safety

A copy of the Company’s news releases are attached as exhibits to this report.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	February 2, 2015 - HCi Viocare files patent application for its innovative pressure sensing technology.	Filed herewith
99.2	February 4, 2015 - HCi Viocare files patent application for its ground-breaking shear sensing technology.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare

Dated: February 4, 2015	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director